EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      THREE MONTHS ENDED
                                                                             APRIL 30, 1998       APRIL 30, 1999
Basic earnings per share:

     Net income                                                                  $  23,970          $   35,637
                                                                                 =========          ==========

Weighted average number of outstanding common shares                                65,216              69,321
                                                                                 =========          ==========

Basic earnings per share                                                         $    0.37          $     0.51
                                                                                 =========          ==========


Diluted earnings per share:

     Net income                                                                  $  23,970          $   35,637
                                                                                 =========          ==========


Weighted average number of outstanding common shares                                65,216              69,321
Additional shares assuming exercise of stock options                                 5,781               6,530
                                                                                 ---------          ----------

Weighted average number of outstanding common shares
     assuming full dilution                                                         70,997              75,851
                                                                                 =========          ==========

Diluted earnings per share                                                       $    0.34          $     0.47
                                                                                 =========          ==========





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